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                                                                     Exhibit 5.1


                               September 12, 2003


Western Wireless Corporation
3650 131st Avenue SE, Suite 400
Bellevue, WA 98006

      Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Western Wireless Corporation, a Washington corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4 (the "Registration Statement") relating to an offer to exchange ("Exchange Offer") $600,000,000 in aggregate principal amount of the Company's 9.250% Senior Notes due 2013 (the "Exchange Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of the Company's outstanding 9.250% Senior Notes due 2013 that were issued and sold in a transaction exempt from registration under the Securities Act (the "Old Notes"), as contemplated by the Exchange and Registration Rights Agreement, dated July 16, 2003, by and among the Company and the initial purchasers listed therein (the "Registration Rights Agreement").

The Exchange Notes will be issued under an indenture dated as of July 16, 2003 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

We have reviewed the corporate action of the Company in connection with the foregoing and have examined the Registration Statement, the Indenture, the Registration Rights Agreement, the form of the Exchange Notes, the Old Notes and such documents, corporate records, and other instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed
(i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the agreements, documents, corporate records, instruments and certificates we have reviewed. We have also assumed that (a) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and legally binding obligation of the Trustee, and (b) prior to issuance, the Exchange Notes will be duly authenticated by the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein and in
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the opinion of Preston Gates & Ellis LLP, upon which we are relying as described below, we are of the opinion that, when the Exchange Notes have been duly executed, authenticated, issued and delivered upon consummation of the Exchange Offer in accordance with (i) the terms of the Exchange Offer, and (ii) the provisions of the Registration Rights Agreement and the Indenture, the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law).

The opinions expressed herein are limited solely to the laws of the State of New York and United States federal laws. With respect to matters governed by the laws of the State of Washington, we have relied, without any investigation, solely on the opinion of the firm Preston Gates & Ellis LLP, dated today, a copy of which is being filed as Exhibit 5.2 to the Registration Statement. We express no opinion as to any matter other than expressly set forth above, and no other opinion is intended to be implied or inferred herefrom. The opinions expressed herein are opinions of legal matters and not factual matters. Our opinions are given as of the date hereof, and we undertake no obligation and hereby disclaim any obligation to advise upon of any change in law, facts or circumstances, occurring after the date hereof except in any additional or supplemental opinions that we may render with respect to the Exchange Notes.

We hereby consent to reliance by Preston Gates & Ellis LLP on the opinions set forth herein as though addressed to them.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,



                                    /s/ Friedman Kaplan Seiler & Adelman LLP